Exhibit 4.198

AMENDMENT NO. 2

TO

AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE

AND SERVICING AGREEMENT (GROUP II),

dated as of February 14, 2007

among

RENTAL CAR FINANCE CORP.

as Lessor,

DTG OPERATIONS, INC.,

as Lessee and Servicer,

and those Subsidiaries of

Dollar Thrifty Automotive Group, Inc.

from time to time

becoming Lessees and Servicers thereunder

and

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

as Guarantor and Master Servicer

AMENDMENT NO. 2

TO AMENDED AND RESTATED MASTER MOTOR VEHICLE LEASE AND SERVICING AGREEMENT (GROUP II)

This Amendment No. 2 to the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group II), dated as of May 8, 2008 (“Amendment”), by and among Rental Car Finance Corp., a special purpose Oklahoma corporation (“RCFC”), DTG Operations, Inc., an Oklahoma corporation (“DTG Operations”), and those Subsidiaries of DTAG (as defined below) from time to time becoming Lessees under the Group II Lease (as defined below) pursuant to Section 28 thereunder (each, an “Additional Lessee”), and Dollar Thrifty Automotive Group, Inc., a Delaware corporation (“DTAG”) (RCFC, DTG Operations, each Additional Lessee and DTAG are collectively referred to herein as the “Parties”).

RECITALS:

A.        RCFC, as Lessor, DTG Operations, as Lessee and Servicer, those Subsidiaries of DTAG from time to time becoming Lessees and Servicers under the Group II Lease, and DTAG, as Guarantor and Master Servicer, entered into that certain Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group II), dated as of February 14, 2007, as amended by Amendment No. 1 to the Amended and Restated Master Motor Vehicle Lease and Servicing Agreement (Group II), dated as of June 19, 2007 (the “Group II Lease”); and

B.        The Parties wish to amend and supplement the Group II Lease as provided herein pursuant to Section 22 thereof.

NOW THEREFORE, the Parties hereto agree as follows:

1.         Definitions. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Group II Lease.

2.	Amendments. The Group II Lease is hereby amended as follows:

(a)       By deleting the two references to “Section 4.2” in Section 14(a) and replacing them with references to “Section 4.1”;

(b)       By (i) deleting the word “or” after the “;” at the end of Section 17.1.4 and (ii) deleting the “.” at the end of Section 17.1.5 and substituting in replacement thereof the word “or”;

(c)       By adding the following new Section 17.1.6 immediately after Section 17.1.5:

“Section 17.1.6 any Change in Control shall occur.”; and

(d)       By adding the following new Section 24.15 immediately after Section 24.14:

“Section 24.15 Maintenance of Liquidity. The Guarantor shall not permit Excess Liquidity to be less than $100 million at any time; provided, however, that with respect to any date of determination during the months of June, July, August and September relating to Excess Liquidity as of the last day of the applicable Related Month with respect to such date of determination, Excess Liquidity may be less than $100 million but shall not be less than $50 million.”

3.         Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the Parties hereto under the Group II Lease, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Group II Lease, all of which are hereby ratified and affirmed in all respects by each of the Parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Group II Lease specifically referred to herein and any references in the Group II Lease to the provisions of the Group II Lease specifically referred to herein shall be to such provisions as amended by this Amendment.

4.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

5.         GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

6.         Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURES ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed and delivered as of the day and year first above written.

LESSOR:

RENTAL CAR FINANCE CORP.

By: ______________________________________

Pamela S. Peck
Vice President and Treasurer

Address:	5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:	Pamela S. Peck
Telephone:	(918) 669-2550
Facsimile:	(918) 669-2301

LESSEES AND SERVICERS:

DTG OPERATIONS, INC.

By: ______________________________________

Pamela S. Peck
Treasurer

Address:	5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:	Pamela S. Peck
Telephone:	(918) 669-2395
Facsimile:	(918) 669-2301

GUARANTOR:

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By: ______________________________________

Pamela S. Peck
Vice President and Treasurer

Address:	5330 East 31st Street
Tulsa, Oklahoma 74135
Attention:	Pamela S. Peck
Telephone:	(918) 660-7700
Facsimile:	(918) 669-2301

The foregoing Amendment is hereby consented

and accepted as of the date first above written:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Trustee

By: ____________________________________________

Name:
Title:

By: ____________________________________________

Name:
Title:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Master Collateral Agent

By: ____________________________________________

Name:
Title:

By: ____________________________________________

Name:
Title:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Series 1998-1 Letter of Credit Provider

By: ____________________________________________

Name:
Title:

By: ____________________________________________

Name:
Title:

DEUTSCHE BANK TRUST COMPANY

AMERICAS, as Series 2000-1 Letter of Credit Provider

By: ____________________________________________

Name:
Title:

By: ____________________________________________

Name:
Title: